EXHIBIT 99.1

CONTACT:	ICR, Inc. Rachel Schacter/Allison Malkin 203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES THIRD QUARTER RESULTS

~ Third Quarter Revenue of $179.8 Million ~

~ EPS of $0.87 and Adjusted EPS of $0.91 ~

~ Board Declares Quarterly Dividend ~

Paramus, NJ – November 22, 2016 -- Movado Group, Inc. (NYSE: MOV) today announced third quarter results for the period ended October 31, 2016.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “We are pleased to report third quarter financial results at the high end of our internal expectations driven by the disciplined execution of our strategy. In a challenging retail environment which pressured sales growth, we delivered a 90 basis point expansion in gross margin, demonstrating the ongoing power of our portfolio of brands and the strength of our innovation.  We believe we are well positioned for the holiday season with a strong product pipeline of traditional and connected watches. We are also excited to announce a new collaboration with Rebecca Minkoff, the renowned millennial fashion brand, with plans to launch both men’s and women’s timepieces in Spring 2017.”

During the third quarter of fiscal 2017, the Company recorded a charge to non-operating expense of $1.3 million, or $0.04 per diluted share, for an impairment of a long-term investment in a privately held company. During the first quarter of fiscal 2017, the Company recorded a $1.1 million charge, net of tax of $0.7 million, or $0.05 per diluted share, for the immediate vesting of stock awards and certain other compensation related to the announcement of the retirement of Rick Coté, the Company’s former Vice Chairman and Chief Operating Officer (“COO’s retirement”). During the first nine months of fiscal 2016, the Company recorded a $2.5 million charge, net of tax of $0.2 million or $0.10 per diluted share, in the first quarter related to operating efficiency initiatives and other items.

Third Quarter Fiscal 2017 (See attached table for GAAP and Non-GAAP measures)

—	Net sales decreased 3.1% to $179.8 million compared to $185.6 million in the third quarter of fiscal 2016. Net sales on a constant dollar basis decreased 1.4% compared to net sales in the third quarter of fiscal 2016.

—	Gross profit was $98.6 million, or 54.8% of sales, compared to $100.1 million, or 53.9% of sales, in the third quarter last year. The increase in gross margin percentage was primarily the result of the favorable impact of channel and product mix, and certain sourcing improvements partially offset by the reduced leverage of certain fixed costs as a result of lower net sales as well as unfavorable changes in foreign currency exchange rates.

—	Operating expenses increased $0.8 million, or 1.3%, to $67.5 million compared to $66.6 million in the third quarter last year. This increase resulted primarily from a $2.3 million increase in payroll related and performance based compensation and an increase of $0.4 million in other selling related expenses, partially offset by lower marketing expenses of $1.0 million and the favorable effect of fluctuations in foreign currency exchange rates of $1.0 million.

—	Operating income decreased to $31.1 million compared to operating income of $33.5 million in the same period last year.

—	As mentioned above, other expense included a $1.3 million, or $0.04 per diluted share, impairment charge on a long-term investment in a privately held company.

—	The Company recorded a tax provision of $9.3 million, which equates to an effective tax rate of 31.5%, as compared to a tax provision of $11.2 million or an effective tax rate 33.9% in the third quarter of fiscal 2016. Based upon adjusted pre-tax income, the adjusted tax provision was $9.7 million in the third quarter of fiscal 2017.

—	Net income was $20.2 million, or $0.87 per diluted share, compared to net income of $21.5 million, or $0.92 per diluted share, in the third quarter of fiscal 2016. For the third quarter of fiscal 2017, adjusted net income was $21.1 million, or $0.91 per diluted share, which excludes $0.9 million, net of tax, related to the impairment charge on a long-term investment in a privately held company.

Nine Month Results Fiscal 2017 (See attached table for GAAP and Non-GAAP measures)

—	Net sales decreased 6.6% to $422.0 million compared to $451.7 million in the same period of fiscal 2016. Net sales on a constant dollar basis decreased 5.5% compared to net sales in the first nine months of fiscal 2016.

—	Gross profit was $230.1 million, or 54.5% of sales, compared to $241.6 million, or 53.5% of sales in the same period last year. Adjusted gross profit for the first nine months of fiscal 2016, which excludes $0.7 million in charges related to operating efficiency initiatives and other items in the first quarter of fiscal 2016, was $242.3 million, or 53.6% of sales. The increase from the adjusted gross margin percentage from the first nine months of last year was primarily the result of the favorable impact of channel and product mix and certain sourcing improvements as well as changes in foreign currency exchange rates, partially offset by the reduced leverage of certain fixed costs as a result of lower net sales.

—	Operating expenses were $183.6 million as compared to $183.0 million in the same period last year. For the first nine months of fiscal 2017, adjusted operating expenses were $181.8 million, which excludes $1.8 million of expenses related to the COO’s retirement in the first quarter of fiscal 2017, as compared to adjusted operating expenses of $181.0 million in the first nine months of last year, which excludes $2.0 million of expenses related to operating efficiency initiatives and other items recorded in the first quarter of fiscal 2016. The $0.8 million increase in adjusted operating expenses resulted primarily from increases of $1.5 million in payroll related and performance based compensation, $1.2 million related to allowances for specific uncollectible customer receivables and the unfavorable effect of fluctuations in foreign currency exchange rates of $0.5 million, partially offset by lower marketing expenses of $2.5 million.

—	Operating income was $46.5 million compared to operating income of $58.6 million in the same period last year. Adjusted operating income for the first nine months of fiscal 2017, which excludes $1.8 million of expenses related to the COO’s retirement in the first quarter of fiscal 2017, was $48.3 million. Adjusted operating income for the first nine months of fiscal 2016, which excludes $2.7 million of expenses related to operating efficiency initiatives and other items recorded in the first quarter, was $61.2 million.

—	As mentioned above, other expense included a $1.3 million, or $0.04 per diluted share, impairment charge on a long-term investment in a privately held company in the third quarter of fiscal 2017.

—	The Company recorded a tax provision of $14.5 million for the first nine months of fiscal 2017 as compared to a tax provision of $20.5 million for the first nine months of fiscal 2016. Based upon adjusted pre-tax income, the adjusted tax provision was $15.5 million compared to an adjusted tax provision of $20.6 million in the first nine months of fiscal 2016.

—	Net income was $29.8 million, or $1.28 per diluted share, compared to net income for the first nine months of fiscal 2016 of $37.2 million, or $1.55 per diluted share. For the first nine months of fiscal 2017, adjusted net income was $31.8 million, or $1.37 per diluted share, which excludes $1.1 million in expenses, net of tax, related to the COO’s retirement in the first quarter of fiscal 2017, as well as $0.9 million, net of tax, related to the impairment charge on a long-term investment in a privately held company in the third quarter of fiscal 2017. Adjusted net income for the first nine months of fiscal 2016 was $39.7 million, or $1.65 per diluted share, which excludes $2.5 million in expenses, net of tax, related to operating efficiency initiatives and other items in the first quarter of fiscal 2016.

Fiscal 2017 Outlook

The Company is maintaining its outlook for fiscal 2017. The Company expects net sales will be in a range of $550.0 million to $560.0 million and operating income will be approximately $50.0 million to $55.0 million. The Company anticipates net income in fiscal 2017 to be approximately $33.0 million to $36.5 million, or $1.40 to $1.55 per diluted share, reflecting a 32% anticipated effective tax rate. The Company's outlook excludes the charges and related tax benefits associated with the COO’s retirement as well as the impairment of a long-term investment in a private company and assumes no further significant fluctuations from prevailing foreign currency exchange rates, as well as no other unusual items for fiscal 2017.

Quarterly Dividend and Share Repurchase Program

The Company also announced that on November 22, 2016, the Board of Directors approved the payment on December 16, 2016 of a cash dividend in the amount of $0.13 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on December 2, 2016.

During the third quarter of fiscal 2017, the Company repurchased approximately 18,000 shares under its share repurchase program. As of October 31, 2016, the Company had $46.7 million remaining under the $50.0 million share repurchase authorization.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, November 22nd at 9:00 a.m. Eastern Time.  The conference call may be accessed by dialing (877) 627-6581.  Additionally, a live webcast of the call can be accessed at www.movadogroup.com.  The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call.  Additionally, a telephonic re-play of the call will be available at 12:00 p.m. ET on November 22, 2016 until 11:59 p.m. ET on November 29, 2016 and can be accessed by dialing (877) 870-5176 and entering replay pin number 3266919.

Movado Group, Inc. designs, sources, and distributes MOVADO®, EBEL®, CONCORD®, ESQ® Movado, COACH®, TOMMY HILFIGER®, HUGO BOSS®, JUICY COUTURE®, LACOSTE® and SCUDERIA FERRARI® watches worldwide, and operates Movado company stores in the United States.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate charges for the COO’s retirement and operating efficiency initiatives and other unusual items. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate charges for the impairment of a long-term investment in a private company, the COO’s retirement and operating efficiency initiatives and other unusual items. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after tax impact of the charges for the impairment of a long-term investment in a private company, COO’s retirement and operating efficiency initiatives and other unusual items. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the June 23, 2016 referendum advising that the United Kingdom exit from the European Union) and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business outside the United States including, without limitation, import duties, tariffs, quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,

	2016	2015	2016	2015

Net sales	$179,818	$185,629	$421,967	$451,659
Cost of sales	81,268	85,537	191,837	210,080
Gross profit	98,550	100,092	230,130	241,579
Operating expenses	67,479	66,638	183,590	183,016
Operating income	31,071	33,454	46,540	58,563
Other expense	(1,282)	-	(1,282)	-
Interest expense	(333)	(319)	(1,039)	(727)
Interest income	45	17	138	105
Income before income taxes	29,501	33,152	44,357	57,941
Provision for income taxes	9,286	11,242	14,450	20,458
Net income	20,215	21,910	29,907	37,483
Less: Net income attributed to noncontrolling interests	-	378	78	277
Net income attributed to Movado Group, Inc.	$20,215	$21,532	$29,829	$37,206
Per Share Information:
Net income attributed to Movado Group, Inc.	$0.87	$0.92	$1.28	$1.55
Weighted diluted average shares outstanding	23,230	23,411	23,259	23,966

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except for percentage data)
(Unaudited)

	As Reported Three Months Ended October 31,		% Change As Reported	% Change Constant Dollar

	2016	2015

Total Net sales	$179,818	$185,629	-3.1%	-1.4%

	As Reported Nine Months Ended October 31,		% Change As Reported	% Change Constant Dollar

	2016	2015

Total Net sales	$421,967	$451,659	-6.6%	-5.5%

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provisions for Income Taxes	Net Income Attributed to Movado Group, Inc.	EPS
Three Months Ended October 31, 2016
As Reported (GAAP)	$179,818	$98,550	$31,071	$29,501	$9,286	$20,215	$0.87
Impairment of a Long-Term Investment (1)	-	-	-	1,282	398	884	0.04
Adjusted Results (Non-GAAP)	$179,818	$98,550	$31,071	$30,783	$9,684	$21,099	$0.91

Three Months Ended October 31, 2015
As Reported (GAAP)	$185,629	$100,092	$33,454	$33,152	$11,242	$21,532	$0.92

Nine Months Ended October 31, 2016
As Reported (GAAP)	$421,967	$230,130	$46,540	$44,357	$14,450	$29,829	$1.28
Impairment of a Long-Term Investment (1)	-	-	-	1,282	398	884	0.04
Retirement Charge (2)	-	-	1,806	1,806	687	1,119	0.05
Adjusted Results (Non-GAAP)	$421,967	$230,130	$48,346	$47,445	$15,535	$31,832	$1.37

Nine Months Ended October 31, 2015
As Reported (GAAP)	$451,659	$241,579	$58,563	$57,941	$20,458	$37,206	$1.55
Operating Efficiency Initiatives and Other Items (3)	-	693	2,670	2,670	134	2,536	0.10
Adjusted Results (Non-GAAP)	$451,659	$242,272	$61,233	$60,611	$20,592	$39,742	$1.65

(1)	Related to a charge for the impairment of a long-term investment.
(2)	Related to a charge for the retirement of the Vice Chairman and Chief Operating Officer.
(3)	Related to a charge for severance, occupancy expenses and the write-off of certain fixed assets.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	January 31,	October 31,
	2016	2016	2015
ASSETS

Cash and cash equivalents	$199,758	$228,188	$181,180
Trade receivables, net	130,076	71,030	124,438
Inventories	169,402	162,465	178,965
Other current assets	28,096	27,352	29,954
Total current assets	527,332	489,035	514,537

Property, plant and equipment, net	34,867	38,553	41,331
Deferred and non-current income taxes	20,614	20,323	19,494
Other non-current assets	41,665	37,259	37,756
Total assets	$624,478	$585,170	$613,118

LIABILITIES AND EQUITY

Loans payable to bank, current	$3,000	$5,000	$-
Accounts payable	22,443	27,308	29,514
Accrued liabilities	52,895	39,617	50,661
Income taxes payable	5,601	6,257	6,205
Total current liabilities	83,939	78,182	86,380

Loans payable to bank	35,000	35,000	40,000
Deferred and non-current income taxes payable	3,145	2,640	3,911
Other non-current liabilities	32,297	28,201	29,918
Noncontrolling interests	-	595	2,468
Shareholders' equity	470,097	440,552	450,441
Total liabilities and equity	$624,478	$585,170	$613,118

MOVADO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	October 31,

	2016	2015
Cash flows from operating activities:
Net income	$29,907	$37,483
Depreciation and amortization	8,520	9,438
Other non-cash adjustments	11,972	5,495
Operating efficiency initiatives and other items	-	2,670
Changes in working capital	(59,668)	(45,571)
Changes in non-current assets and liabilities	(1,405)	725
Net cash (used in) / provided by operating activities	(10,674)	10,240

Cash flows from investing activities:
Capital expenditures	(3,847)	(5,827)
Restricted cash deposits	(1,156)	-
Short-term investment	(151)	-
Trademarks and other intangibles	(296)	(193)
Net cash (used in) investing activities	(5,450)	(6,020)

Cash flows from financing activities:
Proceeds from bank borrowings	3,000	50,000
Repayments of bank borrowings	(5,000)	(10,000)
Dividends paid	(8,951)	(7,780)
Stock repurchase	(3,263)	(45,932)
Purchase of incremental ownership of U.K. joint venture	(1,320)	-
Other financing	(1,423)	(587)
Net cash (used in) financing activities	(16,957)	(14,299)

Effect of exchange rate changes on cash and cash equivalents	4,651	(8,593)
Net change in cash and cash equivalents	(28,430)	(18,672)
Cash and cash equivalents at beginning of period	228,188	199,852

Cash and cash equivalents at end of period	$199,758	$181,180